 FOR IMMEDIATE RELEASE

Contact:

James D. Moll
President and Chief Executive Officer
Wells Financial Corp.
(507) 553-3151

WELLS FINANCIAL CORP. ANNOUNCES COMPLETION OF
CONVERSION MERGER OFFERING

Wells, Minnesota, June 30, 2015 — Wells Financial Corp. (“Wells”) (OTCQB: “WEFP”), the holding company for Wells Federal Bank, today announced that it had completed the offering of its common stock in connection with the conversion and merger of St. James Federal Savings and Loan Association (“St. James”) with and into Wells Federal Bank.  Wells has received orders for common stock at just below the midpoint of the offering range.  The conversion merger was approved by the members of St. James at the special meeting held on June 19, 2015.  The completion of the conversion merger remains subject to the expiration of required waiting periods, final regulatory approvals and customary closing conditions.  Assuming satisfaction of these conditions, Wells anticipates closing the conversion merger and offering in mid to late July.

About Wells Financial Corp.

Wells Financial Corp. is the bank holding company for Wells Federal Bank, a Minnesota-chartered, FDIC-insured bank.  Wells Federal Bank, originally chartered in 1934, operates from eight full-service offices in Faribault, Blue Earth, Nicollet, Freeborn and Steele Counties, Minnesota.

  About St. James Federal Savings and Loan Association

St. James Federal Savings and Loan Association, a federally-chartered, FDIC-insured mutual savings association, is a community-oriented financial institution operating from its sole office in St. James in Watonwan County, Minnesota.

Forward Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act, relating to present or future trends or factors affecting the bank industry and, specifically, the financial operations, markets and products of Wells and St. James.  Forward-looking statements are typically identified by words such as “believe,” “plan,” “expect,” “anticipate,” “intend,” “outlook,” “estimate,” “forecast,” “will,” “should,” “project,” “goal,” and other similar words and expressions.  These forward-looking statements involve certain risks and uncertainties.  In addition to factors identified elsewhere in this press release, the following factors among others, could cause actual results to differ materially from forward-looking statements or historical performance: ability to obtain regulatory approvals and meet other closing conditions to the conversion merger, including approval by the members of St. James, on the expected terms and schedule; delay in closing the conversion merger, difficulties and delays in integrating the respective businesses of Wells and St. James or fully realizing expected cost savings and other expected benefits; business disruption following the conversion merger; economic conditions and the impact, extent and timing of technological changes, capital management activities, and other actions of the FDIC and Federal Reserve Board and legislative and regulatory actions and reforms.  Wells and St. James undertake no obligation to revise these forward-looking statements or to reflect events or circumstances after the date of this press release.

Other Information

Wells has filed a registration statement relating to the shares of common stock with the Securities and Exchange Commission.  This press release is neither an offer to sell nor a solicitation of an offer to buy common stock.  The offer is made only by means of the written prospectus forming a part of the registration statement.  Investors are urged to read the prospectus and other documents filed by Wells Financial Corp. with the SEC because they contain important information.  These documents may be obtained free of charge at the SEC’s website www.sec.gov or from the Stock Information Center.

The shares of common stock of Wells are not savings or deposit accounts and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

#     #     #